                                                              Exhibit (h)(2)(v)

                              FOURTH AMENDMENT TO
                       ADMINISTRATIVE SERVICES AGREEMENT

   This Amendment made as of September 17, 2007, by and between Natixis Asset Management Advisors, L.P. ("Natixis Advisors") (formerly IXIS Asset Management Advisors, L.P.), Natixis Funds Trust I, Natixis Funds Trust II, Natixis Funds Trust III, Natixis Funds Trust IV, Natixis Cash Management Trust, Loomis Sayles Funds I, Loomis Sayles Funds II (collectively, the "Trusts") and Hansberger International Series ("Hansberger Series Funds").

   WHEREAS, Natixis Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005 (the "Agreement"), governing the terms and conditions under which Natixis Advisors provides certain administrative services to the series of the Trusts; and

   WHEREAS, the Hansberger Series Funds is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS, the Hansberger Series Funds desire to employ Natixis Advisors to provide certain administrative services to the Hansberger Series Funds in the manner and on the terms set forth in the Agreement and Natixis Advisors wishes to perform such services; and

   WHEREAS, Natixis Advisors, Hansberger Series Funds and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust names and Portfolios and the addition of Hansberger Series Funds;

   NOW THEREFORE, in consideration of the premises and covenants contained herein, Natixis Advisors, the Trusts and the Hansberger Series Funds hereby agree as follows:

    1. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

    2. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

    3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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   IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

NATIXIS ASSET MANAGEMENT ADVISORS, L.P.

By Natixis Distribution Corporation,
its general partner

By: /s/ John T. Hailer
    -------------------------------------
    John T. Hailer, President and Chief
    Executive Officer

NATIXIS FUNDS TRUST I
NATIXIS FUNDS TRUST II
NATIXIS FUNDS TRUST III
NATIXIS FUNDS TRUST IV
NATIXIS CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II
HANSBERGER INTERNATIONAL SERIES


By: /s/ John T. Hailer
    ------------------------------
    John T. Hailer, President

LOOMIS SAYLES FUNDS I

By: /s/ John T. Hailer
    ------------------------------
    John T. Hailer, Executive
    Vice President

                                                                     Schedule A
                               Trust Portfolios
                           As of: September 17, 2007

Natixis Funds Trust I
CGM Advisor Targeted Equity Fund
Hansberger International Fund
Natixis Income Diversified Portfolio
Natixis U.S. Diversified Portfolio
Natixis Value Fund
Loomis Sayles Core Plus Bond Fund
Vaughan Nelson Small Cap Value Fund
Westpeak 130/30 Growth Fund

Natixis Funds Trust II
Harris Associates Large Cap Value Fund
Loomis Sayles Massachusetts Tax Free Income Fund

Natixis Funds Trust III
Harris Associates Focused Value Fund
Natixis Moderate Diversified Portfolio

Natixis Funds Trust IV
AEW Real Estate Fund

Natixis Cash Management Trust
Natixis Cash Management Trust - Money Market Series

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund*
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund*
Loomis Sayles Small Cap Value Fund

* With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that Natixis Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. ("Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II
Loomis Sayles Mid Cap Growth Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Municipal Income Fund
Loomis Sayles Research Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Tax-Managed Equity Fund
Loomis Sayles Value Fund
Loomis Sayles Global Markets Fund

Hansberger International Series
Hansberger Emerging Markets Fund
Hansberger International Value Fund
Hansberger International Growth Fund
Hansberger International Core Fund
Hansberger All Countries Fund (not operational)